Exhibit 10.1

ATLAS AIR WORLDWIDE HOLDINGS, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment (this “Amendment”) is entered into as of September 16, 2022, by and between Atlas Air, Inc., a Delaware corporation, and John W. Dietrich (the “Executive”).

WHEREAS, the parties previously entered into an employment agreement dated as of July 1, 2019 (the “Employment Agreement”); and

WHEREAS, the parties hereto wish to amend the Employment Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.
The first sentence of Section 3(b)(iii) shall be deleted and replaced in its entirety with the following:

“If, within the eighteen-month period immediately following a Change in Control, the Employment Period is terminated (A) by the Company for reasons other than Cause or (B) by Executive for Good Reason, and subject to Executive’s execution of a customary general release of claims upon terms and conditions consistent with this Agreement and the Company’s standard form of release, which shall be delivered by the Company to Executive within five (5) days, and which shall become irrevocable within sixty (60) days, of the date on which the Employment Period terminates, then Executive shall be entitled to the compensation set forth in Section 3(b)(i) above and the benefits coverage set forth in Section 3(b)(iv) below, except that the amount of the payment under Section 3(b)(i)(2) above shall be equal to thirty-six (36) months of Executive’s then-current monthly Base Salary and such payment shall be made as soon as practicable (and in no event later than the second regular payroll date) following the date on which the release becomes irrevocable.”

2.
The following sentence shall be added to the end of Section 3(b)(iv):

“Without limiting the generality of the foregoing, for the avoidance of doubt, the benefit described in this paragraph (iv), may not be terminated or amended in any manner that is adverse to Executive following a Change in Control of AAWW.”

3.
Continued Validity of the Employment Agreement. Except as amended and superseded by this Amendment, the Employment Agreement will remain in full force and effect and will continue to bind the parties hereto, and will continue to govern the terms and conditions of the Executive’s continued employment with Atlas. To the extent that the terms of this Amendment conflict or are inconsistent with the terms of the Employment Agreement, the terms of this Amendment will govern.
4.
Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed to be an original, and all such counterparts when taken together will constitute one and the same original.

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Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ATLAS AIR, INC.

By: /s/ Adam R. Kokas

Name: Adam R. Kokas

Title: Executive Vice President, General Counsel & Secretary

/s/ John W. Dietrich __________

John W. Dietrich